Phillips Nizer LLP
666 Fifth Avenue, 28th Floor
New York, NY 10103-0084

April 9, 2008

Consolidation Services, Inc.

2756 N. Green Valley Parkway

Suite 225

Henderson, NV 89014

Re:   Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Consolidation Services, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale of up to 15,280,000 shares of the Company’s common stock, $.001 par value per share (the “Shares” or “Common Stock”) and an aggregate of 13,710,000 common stock purchase warrants (the “Warrants”) pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on April 9, 2008, which Registration Statement shall also serve as a post-effective amendment to the Company’s registration statement on Form SB-2 (No. 333-142105) (which shall be referred to as the “Initial Registration Statement”, including with respect to all pre and post-effective amendments thereto), which Initial Registration Statement shall be combined with the Registration Statement upon the effective date of the Registration Statement to reflect an aggregate of 18,400,000 Shares and 16,050,000 Warrants as being registered under the combined registration statements.

The Shares and Warrants being registered under the Registration Statement consist of: (i) 1,570,000 issued and outstanding Shares (the “Common Stock Shares”); (ii) 4,570,000 Shares issuable upon exercise of Class A Warrants, 4,570,000 Shares issuable upon exercise of Class B Warrants, and 4,570,000 Shares issuable upon exercise of Class C Warrants (collectively referred to as the “Warrant Shares”); and (iii) 4,570,000 Class A Warrants, 4,570,000 Class B Warrants, and 4,570,000 Class C Warrants.

This opinion letter (the “Opinion Letter”) is being rendered in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Registration Statement.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as true, correct and complete, of such agreements, instruments, documents and records in each case as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth in this Opinion Letter. We have examined the following (collectively, the “Documents”):

(a) The Company’s Certificate of Incorporation, filed as Exhibit 3.1 to the Company’s registration statement on Form SB-2, filed with the Commission on April 13, 2007;

(b) The Company’s By-Laws, filed as Exhibit 3.2 to the Company’s registration statement on Form SB-2, filed with the Commission on April 13, 2007;

(c) The Company’s Specimen Certificate for the Common Stock;

(d) The Company’s Form of Class A Common Stock Purchase Warrants, filed as Exhibit 4.1 to the Company’s registration statement on Form SB-2 filed with the Commission on April 13, 2007, and the Company’s Form of Class B and Class C Common Stock Purchase Warrants, filed as Exhibits 4.2 and 4.3, respectively, to the Company’s Amendment No. 1 to the registration statement on Form SB-2/A, filed with the Commission on June 12, 2007;

(e) The Company’s corporate minutes books or other records pertaining to the proceedings of the stockholders and directors of the Company; and

(f) The Company’s stock and warrant transfer ledger and record.

The opinions expressed herein are based upon (i) our review of the Documents, (ii) discussions with Johnny R. Thomas, the President and Chief Executive Officer of the Company, John C. Francis, the Vice President and Chief Financial Officer of the Company, and Helen Thomas, the Secretary/Treasurer of the Company, with respect to the Documents, (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of public sources of law as we have deemed necessary.

The opinions expressed herein are limited to the laws of the State of New York, the general corporate laws of the State of Delaware, and Federal law of the United States of America, including the statutory provisions, and all applicable provisions of the New York Constitution, the Delaware Constitution, and the reported judicial decisions interpreting those laws and to Federal law of the United States of America currently in effect.

Based upon and subject to the foregoing, we are of the opinion that:

1.     The Common Stock Shares have been duly authorized and are lawfully and validly issued, fully paid, and non-assessable.

2.     The Warrant Shares have been duly authorized, and upon the exercise and payment of the Warrants as described in the Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

3.    The Warrants have been duly and validly authorized and, when issued in accordance with the terms of the Warrant Agreements (forms of which have been filed as exhibits to the Company’s Initial Registration Statement) and as described in the Registration Statement, upon receipt by the Company of payment therefore, will constitute legal and binding obligations of the Company, enforceable in accordance with their terms.

We consent to the filing of this Opinion Letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you hereafter of developments hereafter occurring or coming to our attention, whether or not the same would (if now existing or known to us) require any change or modification herein.

The opinions expressed in this Opinion Letter are limited solely to the matters expressly set forth above. No other opinions are intended, nor should any other opinion be inferred herefrom.

Very truly yours,

PHILLIPS NIZER LLP

/s/ Elliot H. Lutzker

Elliot H. Lutzker, Partner